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                                                                   Exhibit 99.2

                       WESTINGHOUSE ELECTRIC CORPORATION
                              EARNINGS INFORMATION
                                 THIRD QUARTER

                                  (unaudited)

(in millions except per share data)                                Three Months Ended             Nine Months Ended
                                                                         Sept 30                       Sept 30
                                                                  ----------------------       -----------------------
                                                                    1996          1995            1996          1995
                                                                  ---------------------        -----------------------
Sales and operating revenues                                      $ 2,040       $ 1,284         $ 6,220        $ 3,931

Operating costs and expenses                                       (1,956)       (1,330)         (7,022)        (3,855)
                                                                  -------       -------         -------        -------

Operating profit (loss)                                                84           (46)           (802)            76
     Operating profit margin                                          4.1%         -3.6%          -12.9%           1.9%

Other income and expenses, net                                         25           136            (114)           135

Interest expense                                                     (103)          (43)           (358)          (138)
                                                                  -------       -------         -------        -------

Income (loss) from Continuing Operations before
  income taxes and minority interest                                    6            47          (1,274)            73

Income taxes                                                           (2)          (19)            427            (24)
  Effective tax rate                                                 33.5%         40.0%           33.5%          31.9%

Minority interest                                                      (2)           (1)             (4)            (6)
                                                                  -------       -------         -------        -------

Income (loss) from Continuing Operations                                2            27            (851)            43
                                                                  -------       -------         -------        -------

Discontinued Operations, net of income taxes:
   Income (loss) from Discontinued Operations                           -            (3)            (10)            55

   Estimated gain (loss) on disposal of Discontinued
       Operations                                                       -           (76)          1,018            (76)
                                                                  -------       -------         -------        -------

Income (loss) Discontinued Operations                                   -           (79)          1,008            (21)
                                                                  -------       -------         -------        -------

Extraordinary item:
       Loss on early extinguishment of debt                           (30)            -             (93)             -
                                                                  -------       -------         -------        -------
Net Income (loss)                                                    ($28)         ($52)            $64            $22
                                                                  =======       =======         =======        =======

Dividend requirements for Series B
    preferred stock                                                     -             9               -             34

Net income (loss) applicable to common stock                         ($28)         ($61)            $64           ($12)
                                                                  =======       =======         =======        =======
Average shares outstanding                                            444           409             442            403

Earnings (loss) per common share:
   Continuing Operations                                            $0.00         $0.04          ($1.93)         $0.02
   Discontinued Operations                                          $0.00        ($0.19)          $2.28         ($0.05)
   Extraordinary item                                              ($0.06)        $0.00          ($0.21)         $0.00
                                                                  -------       -------         -------        -------
   Earnings (loss) per common share                                ($0.06)       ($0.15)          $0.14         ($0.03)
                                                                  =======       =======         =======        =======
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